EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION
3301 Hillview Holdings Inc.	Delaware
DataSynapse SARL	France
DataSynapse UK Ltd.	United Kingdom
Kabira Technologies (UK) Limited	United Kingdom
Kabira Technologies Deutschland GmbH	Germany
Loglogic GmbH	Germany
Loglogic Limited	United Kingdom
Loglogic SAS	France
Maporama Solutions SAS	France
Netrics.com LLC	Delaware
Nimbus BPM Consulting Private Limited	India
Nimbus Partners China Limited	China
Nimbus Partners Limited	United Kingdom
Proginet LLC	Delaware
Spotfire AB	Sweden
Staffware Business Process Management India Private Limited	India
StreamBase Limited	United Kingdom
TIBCO BPM	United Kingdom
TIBCO BPM Australia Pty Ltd.	Australia
TIBCO BPM Holdings Limited	United Kingdom
TIBCO DataSynapse LLC	Delaware
TIBCO Extended Results Inc.	Washington
TIBCO International Holdings B.V.	Netherlands
TIBCO Kabira France SARL	France
TIBCO Kabira LLC	Delaware
TIBCO Loglogic LLC	Delaware
TIBCO OpenSpirit LLC	Delaware
TIBCO Software (Beijing) Co., Ltd.	China
TIBCO Software (Ireland) Limited	Ireland
TIBCO Software (Schweiz) AG	Switzerland
TIBCO Software (South Africa) (Pty) Ltd	South Africa
TIBCO Software AB	Sweden
TIBCO Software AS	Norway

NAME	JURISDICTION OF INCORPORATION
TIBCO Software Australia Pty Ltd.	Australia
TIBCO Software Austria GmbH	Austria
TIBCO Software B.V.	Netherlands
TIBCO Software Brasil LTDA	Brazil
TIBCO Software Canada Inc.	Canada
TIBCO Software Cayman Holdings Ltd.	Cayman Islands
TIBCO Software CTS B.V.	Netherlands
TIBCO Software Cyprus Limited	Cyprus
TIBCO Software Federal, Inc.	Delaware
TIBCO Software France SARL	France
TIBCO Software FZ-LLC	United Arab Emirates
TIBCO Software GmbH	Germany
TIBCO Software Holdings LLC	Delaware
TIBCO Software Holdings Ltd.	United Kingdom
TIBCO Software Hong Kong Limited	Hong Kong
TIBCO Software India Private Limited	India
TIBCO Software Innovations S.r.l.	Romania
TIBCO Software International Inc.	Delaware
TIBCO Software Japan Inc.	Japan
TIBCO Software Korea Ltd.	South Korea
TIBCO Software Limited	United Kingdom
TIBCO Software LLC	Russia
TIBCO Software N.V.	Belgium
TIBCO Software Portugal Sociedade Unipessoal, LDA	Portugal
TIBCO Software S.A. de C.V.	Mexico
TIBCO Software s.r.o.	Czech Republic
TIBCO Software Services AB	Sweden
TIBCO Software Services Netherlands B.V.	Netherlands
TIBCO Software Singapore Pte Ltd.	Singapore
TIBCO Software SL	Spain
TIBCO Software Sp z.o.o.	Poland
TIBCO Software Srl	Italy
TIBCO Software Taiwan Limited	Taiwan
TIBCO StreamBase LLC	Delaware
TIBCO Sweden Holdings AB	Sweden
TIBCO Yazilim Sanayi Ve Ticaret Limited Sirketi	Turkey
TS Innovations (Pty) Ltd*	South Africa

NAME	JURISDICTION OF INCORPORATION
TSI C.V.	Netherlands

*	74.9% owned by Registrant